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Exhibit 23.2

                     CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the incorporation by reference in the registration statements of Phoenix Technologies Ltd. On Form S-8 (File Numbers 33-58027, 33-67858, 33-30939, 33-44211, 33-81984, 333-37063 and 333-20447) and Form S-3
(File Number 333-16309) of our reports dated October 27, 1995, on our audits of the consolidated financial statements and financial statement schedule of Phoenix Technologies Ltd. as of September 30, 1995 and for the year ended September 30, 1995, which reports are included in this Annual Report (Form 10-K).

                                       COOPERS & LYBRAND, L.L.P.



San Jose, California
December 15, 1997


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